Exhibit 99.B(e)(5)

Amendment

Dated February 12, 2010

to the

Rydex Variable Trust

Investor Services Plan,

Dated December 31, 1998,

as Amended

Amendment

to the

Rydex Variable Trust

Investor Services Plan

Investor Service Fee

Rydex Funds

Nova Fund

Inverse S&P 500 Strategy Fund

Precious Metals Fund

Inverse NASDAQ-100® Strategy Fund

NASDAQ-100® Fund

Inverse Government Long Bond Strategy Fund

Europe 1.25x Strategy Fund

Japan 2x Strategy Fund

Russell 2000® 1.5x Strategy Fund

Mid-Cap 1.5x Strategy Fund

S&P 500 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

S&P 500 Pure Value Fund

S&P 500 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

Inverse Mid-Cap Strategy Fund

S&P SmallCall 600 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

Inverse Russell 2000® Strategy Fund

Strengthening Dollar 2x Strategy Fund

Weakening Dollar 2x Strategy Fund

Government Long Bond 1.2x Strategy Fund

U.S. Government Money Market Fund

Banking Fund

Basic Materials Fund

Biotechnology Fund

Consumer Products Fund

Electronics Fund

Energy Fund

Energy Services Fund

Financial Services Fund

Health Care Fund

Internet Fund

Leisure Fund

Retailing Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Real Estate Fund

Commodities Strategy Fund

All-Cap Opportunity Fund

Multi-Cap Core Equity Fund

Multi-Hedge Strategies Fund

CLS AdvisorOne Amerigo Fund

CLS AdvisorOne Clermont Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Russell 2000® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Russell 2000® Fund

All-Asset Moderate Strategy Fund

All-Asset Conservative Strategy Fund

All-Asset Aggressive Strategy Fund

Managed Futures Strategy Fund

High Yield Strategy Fund

Inverse High Yield Strategy Fund

International Opportunity Fund

Alternative Strategies Allocation Fund

Global Market Neutral Fund

Long/Short Commodities Strategy Fund

DWA Flexible Allocation Fund

DWA Sector Rotation Fund

Investor Service Fee	Twenty-Five basis points (.25%)

Calculation of Fee

The investor service fee is based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.

Additions are noted in bold.